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                                                                       EXHIBIT 5


                   (WALLER LANSDEN DORTCH & DAVIS LETTERHEAD)



                                  May 15, 2001



Healthcare Realty Trust Incorporated
3310 West End Avenue
Suite 700
Nashville, Tennessee  37203

                  Re:      8.125% Senior Notes due 2011

Ladies and Gentlemen:

                  We are acting as your counsel in connection with the proposed issue and sale of $300,000,000 aggregate principal amount of the Company's 8.125% Senior Notes due 2011 (the "Notes"), offered pursuant to the terms of an Underwriting Agreement, dated May 10, 2001, between the Company and Banc of America Securities LLC and UBS Warburg LLC, as representatives of the several underwriters (the "Underwriting Agreement"). A registration statement on Form S-3 (Registration No. 333-56608) (the "Registration Statement"), including the Prospectus dated March 22, 2001 (the "Prospectus") has been filed with the Securities and Exchange Commission and was declared effective on March 22, 2001. The Company has filed with the Commission a Prospectus Supplement, dated May 10, 2001 (the "Prospectus Supplement"), relating to these securities.

                  As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Notes have been duly authorized by all




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Healthcare Realty Trust Incorporated
May 15, 2001
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necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement, and the Underwriting Agreement, it will be valid and binding obligations of the Company.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.


                                   Very truly yours,



                                   /s/ Waller Lansden Dortch & Davis, PLLC